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                                                                  Exhibit (h)(3)



                           INBOUND CALL MANAGEMENT AND
                         FULFILLMENT SERVICES AGREEMENT


         THIS AGREEMENT is made as of this 23rd day of April, 2000, by and between e-harmon Funds, a Delaware business trust (the "Trust") and Sunstone Distribution Services, LLC, a Wisconsin limited liability company ("Sunstone").

         WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the "Act"), as an open-end management investment company which is authorized to issue shares of beneficial interests in separate series with each such series representing the interests in a separate portfolio of securities and other assets;

         WHEREAS, Sunstone offers various inbound call management and fulfillment services to investment companies and others; and

         WHEREAS, the Trust and Sunstone desire to enter into an agreement pursuant to which Sunstone shall provide on behalf of the Trust certain inbound call management and fulfillment services to such investment portfolios of the Trust as are listed on Schedule A hereto and any additional investment portfolios the Trust and Sunstone may agree upon and include on Schedule A as such Schedule may be amended from time to time (such investment portfolios and any additional investment portfolios are individually referred to as a "Fund" and collectively the "Funds").

         NOW, THEREFORE, in consideration of the mutual promises and agreements herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1.       APPOINTMENT AND SERVICES

         (a) The Trust hereby retains and does hereby authorize Sunstone to provide the inbound call management and fulfillment services described in Schedule B hereto, and Sunstone agrees to provide such services, for the period and compensation and upon the terms set forth in this Agreement.

         (b) The Trust, at its cost, shall provide Sunstone with the necessary scripts, instructions and all materials (including prospectuses, reports, article reprints, stationery and envelopes) so that Sunstone may provide the services described herein. Notwithstanding anything herein to the contrary, Sunstone shall not be required to provide any services or information that it believes, in its sole discretion, to represent dishonest, unethical or illegal activity. In no event shall Sunstone provide any investment advice or recommendations to any party in connection with its services hereunder. All risk of loss for the materials being inventoried by Sunstone on the Trust's behalf shall be the responsibility of the Trust, and Sunstone shall not be responsible for any loss to this material except as such loss may be caused by Sunstone's negligence. Sunstone agrees to use due care in the storage of such materials prior to their distribution. The Trust shall provide Sunstone from time to time at the earliest practicable date with such details as may reasonably be required concerning media schedules, anticipated call volume and other related information so as to facilitate preparation by Sunstone to provide the services hereunder.


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2.       FEES AND EXPENSES

In consideration of the services rendered pursuant to this Agreement, the Trust shall, to the extent permissible under applicable law, pay Sunstone such fees, charges and expenses as are set forth in Schedule C hereto. Sunstone may, at its option, arrange to have various service providers submit invoices directly to the Trust for payment of out of pocket expenses reimbursable hereunder. All invoices rendered by Sunstone shall be paid within fifteen (15) days of the date of invoice. At the option of Sunstone, unpaid invoices accrue a finance charge of one and one-half percent (1 1/2%) per month, after the due date, unless Sunstone receives notice from the Trust in writing prior to the due date of any disputed items from a particular invoice. If requested by Sunstone, out-of-pocket expenses are payable in advance. In the event Sunstone requests advance payment, Sunstone shall not be obligated to incur such expenses or perform the related Service(s) until payment is received.

3.       TERM; AMENDMENTS; ASSIGNMENT

         (a) This Agreement shall become effective with respect to each Fund listed on Schedule A as of the date hereof and, with respect to each Fund not in existence on that date, on the date an amendment to Schedule A to this Agreement relating to that Fund is executed. Unless sooner terminated as provided herein, this Agreement shall continue in effect with respect to each Fund until Aril 23, 2002 (the "Initial Term"). Thereafter, if not terminated, this Agreement shall continue automatically in effect as to each Fund for successive annual periods, provided such continuance is specifically approved at least annually by (i) the Trust's Board of Trustees including a majority of the Trust's Board of Trustees who are not "interested persons" (as defined in the 1940 Act) and who have no direct or indirect financial interest in the operation of the Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval, and (ii) by the Distributor.

         (b)This Agreement may be terminated with respect to any one or more particular Funds without penalty, after the Initial Term, upon not less than thirty (30) days' written notice to the other party (which notice may be waived by the party entitled to such notice), by (i) the Distributor, or (ii) by vote of a majority of the members of the Trust's Board of Trustees who are not "interested persons" (as defined in the 1940 Act) and who have no direct or indirect financial interest in the operation of the Agreement or by vote of a majority (as defined with respect to voting securities in the 1940 Act and Rule 18f-2 thereunder) of the outstanding voting securities of a Fund. This Agreement shall also terminate automatically in the event of its assignment (as defined in the 1940 Act). Upon termination of this Agreement, Sunstone shall promptly return to the Trust all applicable materials that are the property of the Trust at the Trust's expense. All amounts due and owing to Sunstone as of such termination shall become immediately due and payable and the Trust shall pay such amounts at the termination date.

         (c)Except as expressly provided in this Agreement, the terms of this Agreement shall not be waived, altered, modified, amended or supplemented in any manner whatsoever except by a written instrument signed by Sunstone and the Trust. Notwithstanding the above, Sunstone shall provide the Company with a copy of its fee schedule as it is amended from time to time, and any such amendment shall automatically be effective sixty (60) days after the date of amendment.


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4.       NON-EXCLUSIVITY; CONFIDENTIALITY

         (a)The services of Sunstone hereunder are not deemed to be exclusive. Sunstone may render inbound call management and fulfillment services and any other services to others, including other investment companies.

         (b)Sunstone agrees on behalf of itself and its employees to treat confidentially and as proprietary information of the Trust all records relative to the Funds' shareholders acquired in connection with its services hereunder, and not to use such records and information for any purpose other than the performance of its responsibilities and duties hereunder, except after prior notification to and approval by the Trust, which approval shall not be unreasonably withheld and may not be withheld where Sunstone may be exposed to civil or criminal proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, when subject to governmental or regulatory audit or investigation, or when so requested by the Trust. Records and information which have become known to the public through no wrongful act of Sunstone or any of its employees or representatives, and information which was already in the possession of the Sunstone prior to receipt thereof shall not be subject to this paragraph.

5.       LIMITATION OF LIABILITY

         (a)In providing services hereunder, Sunstone shall not be liable for any loss or damage, including counsel fees, resulting from its actions or omissions to act or otherwise, in the absence of its willful misfeasance or gross negligence in connection with its duties under this Agreement, or for any loss or damage resulting from its actions or omissions in accordance with the instructions, directions or requests of officers or authorized representatives of the Trust.

         (b)The Trust shall indemnify and hold harmless Sunstone from and against any and all claims, actions, suits, demands, losses, expenses and liabilities (including the costs of investigating or defending any alleged claims, actions, suits, demands, losses, expenses and liabilities) (collectively, "Losses") of any and every nature which Sunstone may sustain or incur or which may be asserted against Sunstone by any person arising directly or indirectly out of any action taken or omitted to be taken by Sunstone in performing the services hereunder; provided that this indemnification shall not apply to actions or omissions of Sunstone in cases of its own willful misfeasance or gross negligence. As used in this Section 5(b), the term "Sunstone" shall include past and present members, officers, employees, representatives, authorized agents and assigns of Sunstone as well as Sunstone and its affiliates themselves.

         (c)Sunstone shall indemnify and hold harmless the Trust from and against any and all Losses of any and every nature which the Trust may sustain or incur or which may be asserted against the Trust by any person to the extent such Losses arise out of Sunstone's willful misfeasance or gross negligence in connection with its duties under this Agreement. As used in this Section 5(c), the term "Trust" shall include past and present trustees, officers, employees, representatives, authorized agents and assigns of the Trust as well as the Trust and its affiliates themselves.


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         (d) The Trust further agrees to indemnify, defend and hold harmless
Sunstone from and against any and all Losses which Sunstone may sustain or incur or which may be asserted against Sunstone by any person arising out of or resulting from the actions or omissions of Sunstone when acting in accordance with the instructions, directions or requests of officers or representatives of the Trust.

         (e) Notwithstanding anything herein to the contrary, Sunstone will be excused from its obligation to perform any act, service or obligation required of it hereunder for the duration that such performance is prevented by events beyond its reasonable control and it shall not be responsible for any damage, loss of data, errors, delay or any other loss whatsoever caused thereby. Sunstone will, however, take all reasonable steps to minimize service interruptions for any period that such interruption continues beyond its control. The indemnity and defense provisions set forth in this Section 5 shall indefinitely survive the termination and/or assignment of this Agreement. Under no circumstances shall Sunstone be liable for any incidental, consequential or punitive damages, direct or indirect.


6.       GOVERNING LAW; INVALIDITY

This Agreement shall be governed by Wisconsin law, excluding the laws on conflicts of laws. To the extent that the applicable laws of the State of Wisconsin, or any of the provisions herein, conflict with the applicable provisions of the Act, the latter shall control, and nothing herein shall be construed in a manner inconsistent with the Act or any rule or order of the Securities and Exchange Commission thereunder. Any provision of this Agreement which may be determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. In such case, the parties shall in good faith modify or substitute such provision consistent with the original intent of the parties.

7.       MISCELLANEOUS

This Agreement and the Schedules incorporated hereto constitute the full and complete understanding and agreement of Sunstone and the Trust and supersedes all prior negotiations, understandings and agreements.



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8.       NOTICES

Any notice required or permitted to be given by either party to the other shall be in writing and shall be deemed to be effective upon the date specified on the return receipt when sent by registered or certified mail, postage prepaid, return receipt requested, as follows: Notice to Sunstone shall be sent to Sunstone Distribution Services, LLC, 207 East Buffalo Street, Suite 400, Milwaukee, WI, 53202, Attention: Peter Hammond, and notice to the Trust shall be sent to e-harmon Funds, 400 Montgomery Street, 3rd Floor, San Francisco, California 94104, Attention: Joe Van Remortel.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by a duly authorized officer as of the day and year first above written.


                                           E-HARMON FUNDS
                                           (the "Trust")


                                           By:
                                              ---------------------------------
                                              President

                                           SUNSTONE DISTRIBUTION SERVICES, LLC
                                           ("Sunstone")


                                           By:
                                              ---------------------------------
                                              Peter Hammond
                                              Vice President


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                                   SCHEDULE A
                                     TO THE
           INBOUND CALL MANAGEMENT AND FULFILLMENT SERVICES AGREEMENT
                                 BY AND BETWEEN
                                 e-HARMON FUNDS
                                       AND
                       SUNSTONE DISTRIBUTION SERVICES, LLC



                                      FUNDS

                             e-harmon Internet Fund
                            e-harmon Net30 Index Fund





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                                   SCHEDULE B
                                     TO THE
           INBOUND CALL MANAGEMENT AND FULFILLMENT SERVICES AGREEMENT
                                 BY AND BETWEEN
                                 e-HARMON FUNDS
                                       AND
                       SUNSTONE DISTRIBUTION SERVICES, LLC

                                    SERVICES


INBOUND CALL MANAGEMENT

o Standard business hours: 7 a.m. - 7 p.m. CST, Monday through Friday (except major holidays)

o    Qualify callers

o    Provide detailed responses to fund inquiries (not scripted)

o    Identify buyer/investment needs

o    Automated voice response system

o    Custom database maintenance

o    Periodic activity reporting

o    Names, addresses, telephone numbers and types of inquiries

o    Call tracking, by:

     o   Fund

     o   Zip code or geographic region

     o   Source code


o    Call switching

     o   Complex calls can be forwarded to fund, if desired

     o   Transfer calls to transfer agent


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FULFILLMENT

o    Literature request standards

o Filled and mailed typically within 24 hours (but at least within 3 business days with respect to all documents required by the SEC to be sent within such timeframes).

o    On-site inventory control

o    Customized literature fulfillment

o Personalized letters developed by the Trust or by Sunstone (with prior approval by the Trust)

o    Customized investor kit assembly

o    Fulfill literature requests downloaded from the Trust's Internet site

o    Periodic reporting

o    Kit report

o    Advanced notice of need to order additional materials

MISCELLANEOUS

o    Reference Manual maintenance and representative training.


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                                   SCHEDULE C
                                     TO THE
           INBOUND CALL MANAGEMENT AND FULFILLMENT SERVICES AGREEMENT
                                 BY AND BETWEEN
                                 e-HARMON FUNDS
                                       AND
                       SUNSTONE DISTRIBUTION SERVICES, LLC


                                  FEE SCHEDULE


o    Set-up                                                                $         5,000

     Sunstone set up includes the following activities:

     o   Programming the phone system

     o   Programming Sunstone's proprietary prospect database

     o   Coordinating the installation/rerouting of the 800 number

     o   Coordinating the installation of the voice response unit

     o   Creating the Fund Reference Manual

     o   Overseeing initial representative training


o    Base Fee                                                              $   5,000/month


o    Inbound calls

     Live Representative                                                   $   1.50/minute

o    Email Services

     Set up                                                                      No Charge
     Maintenance                                                                 No Charge
     Auto reply                                                                  No Charge
     Management Fee                                                        $   2,500/month
     Correspondence                                                        $    3.25/email

o    Voice Response Unit
     Service                                                               $    .85/minute
     Monthly Maintenance                                                         No Charge

o    Transfers to Toll Number                                              $    .85/minute

o    Transfers to 800 Number                                               $    .70/minute



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

FULFILLMENT

o   Standard package for mailing
    Up to 3 pieces                                                  $       0.85
    Additional inserts                                              $  0.05 each
    Personalized letter                                             $  1.00 each

o   Follow-up letter                                                $  1.00 each


OTHER EXPENSES

    Postage                                                              At cost
    Bulk mailings                                              Priced by project
    Third party automated call processor                                 At cost
    Stickers/supplements                                            $  0.05 each
    Bar coding                                                      $  0.05 each
    Conversion Tracking                                             $ .10/record
    Internet fulfillment requests                                   $ .25/record
    Facsimile (per sheet)                                           $       1.50
    Photocopies                                                     $       0.25
    Express Deliveries                                                   At cost
    Phone surcharges                                                     At cost
    Customized monthly reports                                      $150.00 each
    Ad Hoc reports                                                $150.00 and up
    Customized programming                                          $150.00/hour
    Storage (per skid)                                              $20.00/month
    Special projects                                           Priced by project
    Long distance                                                        At cost